Exhibit 1.05

More Information:

Investor Relations Monish Bahl CDC Corporation 678-259-8510 mbahl@cdcsoftware.com	Media Relations Lorretta Gasper CDC Software 678-259-8631 lgasper@cdcsoftware.com

CDC Software Signs Definitive Agreement to Acquire Leading Award-Winning Australian Systems
Integrator

Profitable Company is Expected to Be an Accretive Addition to CDC Software and Provide Further
Expansion in the Rapidly Growing Australian Market

HONG KONG, ATLANTA, June 16, 2008 –CDC Software, a wholly owned subsidiary of CDC Corporation (NASDAQ: CHINA) and a provider of enterprise software applications and consulting services, today announced that it has signed a definitive agreement to acquire Dynamic Business Consultants (DBC), a leading and award-winning software systems integrator based in Melbourne, Australia.

As part of the acquisition, DBC will market and sell CDC Software’s Process Manufacturing solutions that include CDC Factory and Ross Enterprise. The acquisition of DBC will not only expand CDC Software’s market presence in Australia, but will also expand the solutions and services footprint for CDC Software’s Australia-based Praxa services business in this rapidly growing region. CDC Software believes that DBC’s offerings complement its process manufacturing focus and also broaden the company’s solution and services offerings in vertical industries such as in the discrete manufacturing, construction, and services industries.

“DBC represents a highly-selective, accretive acquisition that we expect will contribute to CDC Software’s growth strategy,” said Peter Yip, executive chairman of CDC Software. “With our recent multi-million dollar sale of IT services, products and support to a major sports company in Australia, this acquisition helps to further position us for growth and success in this potentially lucrative market.”

“We believe that DBC strategically complements and enhances our Praxa services business, and will help enable us to expand our CDC Factory and Ross Enterprise solutions throughout Australia, further accelerating our momentum in the region,” said Frank Hung, managing director, Australia, CDC Software. “This acquisition should also greatly benefit our current customer base in Australia by providing additional services and industry expertise, and positions us for expansion throughout the region.”

Founded in 1994, DBC is one of the longest-standing Microsoft partners in Australia with offices in Melbourne and Adelaide. A 2007 Microsoft Dynamics GP Partner of The Year, DBC is a specialist in Enterprise Resource System and Manufacturing Resource Planning. The company provides IT solutions and services to more than 90 clients in financial services, distribution, manufacturing, non-profit organizations, professional services and construction.

“DBC is very excited to join the CDC Software family,” said Terry Bolden, managing director of DBC. “This integration will give us an opportunity to service new customers with our in-depth and award-winning expertise in ERP for Praxa. It also helps enable us to expand our position by getting the most out of Praxa’s broad technical capabilities in servicing our existing customers, bringing in our complementary technologies together and offering Australian customers a one stop shop with an end-to-end business solution. We are also looking forward to opening up new opportunities for the CDC Software’s Process Manufacturing solutions in Australia.”

About Praxa
Praxa, a consulting division of CDC Software in Australia, provides professional services to corporate and government market sectors. Praxa specializes in providing mission critical applications and managed services to enterprises. For more information, please visit: www.praxa.com.au

About DBC
DBC (Dynamics Business Consultants) was formed in 1994 with the specific aim of providing first-class solutions, focusing on the areas of financial management business solutions, service management, manufacturing and eCommerce. Using its expertise in the manufacturing, finance and Microsoft products Dynamic Business Consultants professionally supply and support Microsoft Great Plains eEnterprise and Industry Specific third party products enabling customers to improve efficiency and productivity through the use of their Enterprise Reporting System.

About Ross Enterprise
Ross Enterprise is an innovative suit of software solutions that help process manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improved profitability, strengthened customer relationships and streamlined regulatory compliance. Ross Enterprise offers industry-specific functionally for a variety of process industries including food and beverage, consumer products, life sciences, chemicals, metals and natural products. The comprehensive suite of solutions includes functionality in enterprise resource management (ERP), supply chain management (SCM), customer relationship management, real time performance management, order management (OMS), warehouse management (WMS), human resource planning, performance management and business analytics. For more information, visit www.rossinc.com

About CDC Factory
CDC Factory is the first packaged manufacturing operations system for food and consumer products manufacturers. By standardizing the best practices of lean manufacturing, OEE (Overall Equipment Effectiveness) and continuous improvement, CDC Factory provides a real-time framework that integrates scheduling, operations, quality and maintenance. The solution enables bottom-line profit improvements within six months by exposing hidden opportunities for performance improvement. CDC Factory eliminates reams of paperwork and provides operators and supervisors with clear, real-time insight into the performance of production lines. CDC Factory empowers workers to improve production performance, increase operational efficiencies and see how they actively contribute to profitability.

About CDC Software
CDC Software, The Customer-Driven Company™, is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability.  CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Ross ERP (enterprise resource planning) and SCM (supply chain management), IMI (warehouse management and order management), Pivotal CRM and Saratoga CRM (customer relationship management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Platinum HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, and wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, outsourced business services, application management and offshore development. CDC Software is the enterprise software unit of CDC Corporation (NASDAQ: CHINA) and is ranked number 12 on the MBT 2007 Global 100 List of Enterprise and Supply Chain Management Application vendors. For more information, please visit www.cdcsoftware.com.

About CDC Corporation
The CDC family of companies includes CDC Software focused on enterprise software applications and services, CDC Mobile focused on mobile applications, CDC Games focused on online games, and China.com focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding, among other things, our beliefs regarding DBC’s business after the acquisition, oue beliefs regarding the complementary nature of this acquisition and the effects thereof on our and DBC’s existing and future businesses, our beliefs regarding DBC’s contribution to our growth strategy, our ability to expand CDC Factory and Ross Enterprise throughout Australia, our beliefs regarding the benefits to our and DBC’s current and future customer bases, our expected growth and entry into new markets, and other matters related to the acquisition of DBC, our beliefs regarding the success of our acquisitions, our continued improvement in customer satisfaction levels, the continued success and expected market acceptance of DBC solutions, our continuation of our acquire, focus and grow strategy, and other statements that are not historical fact, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, including the following: (a) the ability to realize strategic objectives by taking advantage of market opportunities in targeted geographic markets; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the entry of new competitors and their technological advances; (f) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements;) the continued ability of the company’s enterprise software solutions to address client-specific requirements; (g) and demand for and market acceptance of new and existing enterprise software and services and the positioning of the company’s solutions;. Further information on risks or other factors that could cause results to differ is detailed in filings or submissions with the United States Securities and Exchange Commission made by CDC Corporation in its Annual Report for the year ended December 31, 2006 on Form 20-F filed on July 2, 2007. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.